                                                                     EXHIBIT 4.4


CONFIDENTIAL TREATMENT--EDITED COPY

                                OPTION AGREEMENT

                                                               February 16, 2001

UBS AG, London Branch
c/o UBS Warburg LLC
[****]
[****]

Dear Sirs:

        SciClone Pharmaceuticals, Inc. (the "Company") wishes to confirm its arrangement with you (the "Purchaser") in connection with the issuance to you, in exchange for a payment of $900,000 in immediately available funds as of the Closing Date (as defined herein) , of an option (the "Option") to purchase, on the terms set forth herein, a zero coupon convertible note in the form attached hereto as Annex I (the "Convertible Note"), in an aggregate principal amount of $5,913,044 and convertible initially into fully paid and non-assessable shares (each a "Share") of the Company's Common Stock, no par value (the "Common Stock"). The number of Shares convertible is determined based on the Convertible Rate as set forth in 1(b) hereof, subject to adjustment as set forth in the Convertible Note.

        Simultaneously with the execution and delivery of this Agreement, you and the Company have entered into a Registration Rights Agreement, dated as of the date hereof (the "Registration Rights Agreement"), pursuant to which the Company has agreed to register the Convertible Note and the Shares under certain circumstances. All capitalized terms not defined herein shall have the meaning ascribed in the form of the Convertible Note.

        1.     AGREEMENT TO ISSUE AND ACCEPT.

               (a) On the basis of the representations and warranties and subject to the terms and conditions set forth herein, the Company agrees to issue to you, and you agree to purchase from the Company, the Option, in consideration of which you agree to make a payment in the amount of $900,000 to the Company, as of the Closing Date, by wire transfer to the Company's account [****]. The closing of the issuance and acceptance of the Option shall take place on the earlier of March 21, 2001 or the third Business Day after the conclusion of the Averaging Period as defined below (the "Closing Date").

               (b) The Conversion Rate of the Convertible Note subject to the Option shall be determined in accordance with the following formula:

                      CR =       1000
                                 ----
                             (AP x 1.7)

                      where CR = the Conversion Rate


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CONFIDENTIAL TREATMENT--EDITED COPY

                      and AP = the average of the best bid price for the Common
                               Stock as of 10:00 a.m., New York City time, as reported by Bloomberg L.P., for each Trading Day (as defined in Annex II hereto) in the Averaging Period.

The "Averaging Period" shall mean the period of 15 consecutive Trading Days commencing on February 20, 2001; provided that either the Company or the Purchaser may, by telephone notice to the other party hereto given between 8:45 a.m. and 9:45 a.m., New York City time, on any Trading Day, exclude such Trading Day from the Averaging Period, and the Averaging Period shall be extended one additional Trading Day for each Trading Day so excluded; provided further, that if the Averaging Period has not included 15 Trading Days by March 16, 2001, then the Averaging Period shall nonetheless terminate and be comprised of the Trading Days included up to such date.

               (c) If the Averaging Period comprises less than 15 Trading Days, then (i) the purchase price of the Option payable by the Purchaser hereunder and
(ii) the principal amount of the Convertible Note covered by the Option to be purchased by the Purchaser hereunder shall be reduced to an amount equal to $5,913,044, multiplied by a fraction, the numerator of which shall be the actual number of Trading Days included in the Averaging Period, and the denominator of which shall be 15.

        2.     EXERCISE OF CALL OPTION.

               (a) The Purchaser may exercise the Option issued hereunder at any time on or prior to March 21, 2006, by delivering a written notice to the Company (a "Purchaser's Call Option Notice") requiring the Company to issue and sell (in which event the Purchaser shall purchase) the Convertible Note covered by the Option having the principal amount specified in such notice (but not less than $1,000,000 nor in excess of the maximum amount covered by the Option as specified in the applicable terms) and the Conversion Rate specified in the applicable terms but having the maturity date and in all other respects having the terms set forth in the form attached hereto as Annex I (and with the applicable series designation, principal amount and Conversion Rate inserted therein), at a purchase price of 100% of the principal amount thereof.

               (b) The issuance of the Convertible Note will be effected on the basis of the representations and warranties and subject to the terms and conditions set forth herein, against payment of the above-specified purchase price therefor. The closing of the issuance and acceptance of the Convertible Note against such payment shall take place on such date and time as may be specified in the Purchaser's Call Option Notice but no earlier than three Business Days and no later than twenty Business Days after the date of delivery of the Purchaser's Call Option Notice, at which time the Company shall deliver to the Purchaser the Convertible Note in certificated form against delivery by the Purchaser of a wire transfer of the purchase price to the Company's account [****]. Upon the occurrence of any Change of Control, the Company shall take appropriate action to ensure that the Purchaser shall have the right to exercise the Option after the Change of Control.

               (c) Subject to the conditions set forth in this Section 2(c), the Company, upon five business days' notice to the Purchaser, may elect, in lieu of delivering the Convertible Note

CONFIDENTIAL TREATMENT--EDITED COPY

pursuant to this Section 2, to deliver the number of shares of Common Stock determined pursuant to the following formula:

               N      =      P      x        CR
                                            ----
                                            1000

        where  N =    the number of shares of Common Stock so deliverable,

               P = the principal amount of the Convertible Note in lieu of which such shares of Common Stock are delivered; and

               CR = the Conversion Rate of the Convertible Note in lieu of which such shares of Common Stock are delivered, as set forth in the applicable terms.

               (d) The Company covenants and agrees with the Purchaser that:

                      (1) If the Convertible Note or shares of Common Stock to be issued in lieu thereof pursuant to this Section 2 require registration with or approval of any governmental authority under any State law or any other Federal law before such shares may be validly issued or delivered, such registration shall have been completed, have become effective and such approval shall have been obtained, in each case, at or prior to the time of issuance of the Convertible Note or shares;

                      (2) The shares of Common Stock issuable upon conversion of the Convertible Note or so deliverable shall have been approved for quotation in the Nasdaq National Market or listed on a national securities exchange at or prior to the time of issuance of the Convertible Note or shares; and

                      (3) All shares of Common Stock issuable upon conversion of the Convertible Note or so deliverable shall be issued out of the Company's authorized but unissued Common Stock and will, upon issue, be duly and validly issued and fully paid and non-assessable and free of any preemptive rights.

        Notwithstanding any other provision of this Security, the Company shall, if the holder so elects, deliver any shares of Common Stock issuable pursuant to this Section 2 to any third party designated in writing by the holder.

               (e) In addition to any other rights available to the Purchaser, if the Company defaults in its obligation to deliver to the Purchaser the Convertible Note (or shares of Common Stock in lieu thereof) required to be delivered to it pursuant to this Section 2, the Company shall pay the Purchaser, upon the Purchaser's demand, as liquidated damages by cash or wire transfer in immediately available funds to the account of the Purchaser, or as otherwise directed by the Purchaser, an amount determined pursuant to the following formula:

                  D =     CP -  1000      P x CR
                                ----      ------
                                CR    X    1000

        where D    =  the amount of such liquidated damages;


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
CONFIDENTIAL TREATMENT--EDITED COPY

                 CP = 110% of the average Closing Price (as defined in the
                      Convertible Note) on the five Trading Days immediately following such default;

                 CR = the Conversion Rate of the Convertible Note in respect of which the Company defaulted, as set forth in the applicable terms;

                 P  = the principal amount of the Convertible Note in respect of which the Company defaulted.

        3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby makes the representations and warranties to you set forth on Annex II hereto. The Company will promptly notify you if at any time prior to the completion of the purchases of the Convertible Note pursuant to the Agreement, for any reason such representations and warranties are no longer in all respects true and correct.

        4. AGREEMENTS OF PURCHASER. You covenant and agree with the Company that:

               (a) You will not offer, sell, assign, hypothecate or otherwise transfer the Convertible Note except (i) pursuant to an effective registration statement under the Securities Act of 1933 (the "Act"), (ii) to a person you reasonably believe to be an "accredited investor" within the meaning of Rule 501 under the Act, pursuant to an available exemption under the Act or (iii) in offshore transactions within the meaning and meeting the requirements of Rule 903 under the Act.

               (b) You will not offer, sell, assign, hypothecate or otherwise transfer any Shares issued upon conversion, repurchase or payment of the Convertible Note or pursuant to this Agreement except (i) pursuant to an effective registration statement under the Act; (ii) to a person you reasonably believe to be an "accredited investor" within the meaning of Rule 501 under the Act, pursuant to an available exemption under the Act or (iii) in an offshore transaction within the meaning and meeting the requirements of Rule 903 under the Act.

               (c) You are an "accredited investor" within the meaning of Rule 501 under the Act.

        5. CONDITIONS. Your obligations under this Agreement in respect of the Option shall be subject to the condition that all representations and warranties and other statements of the Company herein are true and correct at and as of the closing of the purchase and sale of the Option; the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed in respect of the Option; and the following additional conditions:

               (a) Counsel for the Company specified in Annex III hereto shall have furnished to you their written opinion, dated the date of such closing, in form and substance reasonably satisfactory to you, to the effect set forth in Annex III hereto.

               (b) On the date of such closing, the Company shall have furnished to you such appropriate further information, certificates and documents as you may reasonably request.

CONFIDENTIAL TREATMENT--EDITED COPY

               (c) Since the respective dates as of which information is given in the Exchange Act Reports (as defined in Annex II hereto) to and including the date of such closing, there shall not have been any material adverse change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development that is known to the Company to involve a prospective material adverse change, in or affecting the business, properties, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Exchange Act Reports.

               (d) Up to and including the date of such closing, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the Nasdaq National Market; (ii) a suspension or material limitation in trading in the Company's securities on the Nasdaq National Market; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or wary, if the effect of any such event specified in this Clause (iv) in your reasonable judgment makes it impracticable or inadvisable to proceed with the purchase of the Option on the terms and in the manner contemplated in this Agreement.

        6.     MISCELLANEOUS.

               (a) This Agreement shall be binding upon, and inure solely to the benefit of, you and the Company and the respective executors, administrators, successors and assigns thereof, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of the Option from you shall be deemed a successor or assign by reason merely of such purchase.

               (b) Any notice or other communication required or permitted to be given hereunder shall be deemed effectively given when made by telephone and confirmed in writing by certified mail, facsimile or overnight courier service addressed as follows (as applicable):

If to the Company, to:                SciClone Pharmaceuticals, Inc.
                                      901 Mariner's Island Blvd., #205
                                      San Mateo, California  94404

                                      Attention:  [****]
                                      Telephone Number:  [****]
                                      Facsimile Transmission Number:  [****]

CONFIDENTIAL TREATMENT--EDITED COPY

with a copy to:                       Gray Cary Ware & Freiderich
                                      400 Hamilton Avenue
                                      Palo Alto, California  94301

                                      Attention:  David A. Hubb
                                      Telephone Number:  650-833-2164
                                      Facsimile Transmission Number:
                                                            650-327-3699

If to the Purchaser, to:              UBS AG, London Branch
                                      c/o UBS Warburg LLC
                                      [****]
                                      [****]

                                      Attention:  [****]
                                      Telephone Number:  [****]
                                      Facsimile Transmission Number:  [****]

with copies of the written
  notice to:                          UBS Warburg LLC
                                      [****]
                                      [****]

                                      Attention:  Operations-- [****]
                                      Telephone Number: [****]
                                      Facsimile Transmission Number:  [****]

                                      Attention:  Legal Affairs [****]
                                      Telephone Number:  [****]
                                      Facsimile Transmission Number:  [****]

or to such other address or number and to the attention of such other person as either party may designate by written notice to the other party. Notice shall be effective upon actual receipt.

        For so long as the Purchaser is a holder of the Convertible Note, notices to the Purchaser required or permitted to be given in under the terms of the Convertible Note shall be given in the manner provided in this Section.

               (c) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

               (d) Time shall be of the essence in the performance of this Agreement.

CONFIDENTIAL TREATMENT--EDITED COPY

               (e) This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

                                       Very truly yours,

                                       SciClone Pharmaceuticals, Inc.


                                       By:
                                            Name:  Donald R. Sellers
                                            Title: President and
                                                   Chief Executive Officer


Accepted as of the date hereof:

UBS AG, London Branch


By:
    ----------------------------------
    Name:
    Title:

By:
    ----------------------------------
    Name:
    Title:

CONFIDENTIAL TREATMENT--EDITED COPY

        THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON ITS CONVERSION HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

                         SciClone Pharmaceuticals, Inc.

                      ZERO COUPON CONVERTIBLE NOTE DUE 2006

No. R-1                                                               $2,365,217

        SciClone Pharmaceuticals, Inc., a corporation duly organized and existing under the laws of California (the "Company"), for value received, hereby promises to pay to UBS AG, London Branch, or registered assigns, the principal sum of Two Million Three Hundred Sixty Five Thousand Two Hundred Seventeen Dollars ($2,365,217) on March 21, 2006 (the "Maturity Date"). The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon repurchase or at stated maturity and in such case the overdue principal and any overdue premium shall bear interest at the rate of 20.0% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment. Interest on any overdue principal or premium shall be payable on demand. Any such interest on overdue principal or premium which is not paid on demand shall bear interest at the rate of 20.0% per annum (to the extent that payment of such interest on interest shall be legally enforceable), from the date of such demand until the amount so demanded is paid or made available for payment. Interest on any overdue interest shall be payable on demand. Payment of the principal of (and premium, if any, on) this Security shall be made upon the surrender of this Security to the Company, at its office at 901 Mariner's Island Boulevard, Suite 205, San Mateo, California 94404, (or such other office within the United States as shall be notified by the Company to the holder hereof) (the "Designated Office"), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, by transfer to a U.S. dollar account maintained by the payee with a bank in the United States of America. Payment of any interest on this Security shall be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States of America, provided that if the holder shall not have furnished wire instructions in writing to the Company no later than two business days immediately prior to the date on which the Company makes such payment, such payment may be made by U.S. dollar check mailed to the address of the person entitled thereto as such address shall appear in the Company security register.

        1.     Redemption; Payment at Maturity.

               (a) Subject to Section 3, this Security is not subject to redemption prior to its stated maturity.

               (b) At the option of the Company, the principal of this Security may be paid at stated maturity in cash or, subject to fulfillment by the Company of the conditions set forth in Section 1(c), by delivery of shares of Common Stock having a fair market value equal to the principal amount hereof as described in Section 1(c). The Company agrees to give the holder of this Security notice of its intention to make payment in shares, by facsimile transmission confirmed in writing by overnight courier service, not less than ten Trading Days prior to the date such payment is due.

               (c) The Company may elect to pay the principal of this Security at maturity by delivery of shares of Common Stock pursuant to Section 1(b) if and only if the following conditions have been satisfied:

                      (1) The shares of Common Stock deliverable in payment of such principal amount shall have a fair market value as of the Maturity Date of not less than such principal amount. For purposes of this Section 1(c), the fair market value of shares of Common Stock shall be equal to the average of the Closing Prices for the five consecutive Trading Days ending on and including the third Trading Day immediately preceding the Maturity Date;

CONFIDENTIAL TREATMENT--EDITED COPY

                      (2) The shares of Common Stock to be issued in payment of this Security shall have been registered for resale by the holder upon issuance pursuant to an effective registration statement under the Securities Act of 1933, all in accordance with the Registration Rights Agreement, dated as of February 16, 2001, between the Company and the Purchaser named therein (the "Registration Rights Agreement");

                      (3) If any shares of Common Stock to be issued in payment of this Security require registration with or approval of any governmental authority under any State law or any other Federal law before such shares may be validly issued or delivered in payment, such registration shall have been completed, have become effective and such approval shall have been obtained, in each case, prior to the Maturity Date;

                      (4) The shares of Common Stock deliverable in payment of the principal hereof shall have been approved for quotation in the Nasdaq National Market or listed on a national securities exchange immediately prior to the Maturity Date;

                      (5) All shares of Common Stock deliverable in payment of the principal hereof shall be issued out of the Company's authorized but unissued Common Stock and will, upon issue, be duly and validly issued and fully paid and non-assessable and free of any preemptive rights; and

                      (6) The Company shall have delivered to the holder, prior to the Maturity Date, an undertaking of the Company in the form attached as Annex A hereto.

        If all of the conditions set forth in this Section 1(c) are not satisfied in accordance with the terms thereof, the principal hereof shall be paid by the Company only in cash.

               (d) If the Company elects payment in shares pursuant to Section 1 and this Security is surrendered for payment in shares and is not so paid on the Maturity Date, the principal amount of this Security shall, until paid, bear interest to the extent permitted by applicable law from the Maturity Date at the rate of 20.0% per annum, payable in cash, and shall remain convertible into Common Stock until the principal of this Security shall have been paid or duly provided for.

               (e) Any issuance of shares of Common Stock in payment hereof shall be deemed to have been effected immediately prior to the close of business on the Maturity Date and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such payment shall be deemed to have become on the Maturity Date the holder or holders of record of the shares represented thereby; provided, however, that if the stock transfer books of the Company shall be closed on the Maturity Date then the person or persons in whose name or names the certificate or certificates for such shares are to be issued shall be deemed to be the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open. Subject to
Section 2(b), no payment or adjustment shall be made for dividends or distributions on any Common Stock issued upon payment of this Security declared prior to the Maturity Date.

               (f) No fractions of shares shall be issued upon payment of this Security. Instead of any fractional share of Common Stock which would otherwise be issuable on the payment of this Security, the Company will deliver to the holder its check for the current market value of such fractional share. The current market value of a fraction of a share shall be determined by multiplying the current market price of a full share by the fraction, and rounding the result to the nearest cent. For purposes of this Section 1(f) the current market price of a share of Common Stock shall be the Closing Price of the Common Stock on the Trading Day immediately preceding the Maturity Date.

               (g) Any issuance and delivery of certificates for shares of Common Stock in payment of this Security shall be made without charge to the holder of this Security for such certificates or for any tax or duty in respect of the issuance or delivery of such certificates or the securities represented thereby; provided, however, that the Company shall not be required to pay any tax or duty which may be payable in respect of any transfer involved in the issuance or delivery of certificates for shares of Common Stock in a name other than that of the holder of this Security, and no such issuance or delivery shall be made unless and until the person requesting such issuance or delivery has paid to the Company the amount of any such tax or duty or has established, to the satisfaction of the Company, that such tax or duty has been paid.

CONFIDENTIAL TREATMENT--EDITED COPY

               (h) Notwithstanding any other provision of this Security, the Company shall, if the holder so elects, deliver the shares of Common Stock issuable pursuant to this Section 1 to any third party designated in writing by the holder.

        2.     Conversion.

               (a) The holder of this Security is entitled at any time on or after March 21, 2002 and before the close of business on March 21, 2006 (or, in case the holder hereof has exercised his right to require the Company to repurchase this Security or a portion hereof pursuant to Section 3 hereof, then in respect of this Security or such portion hereof, as the case may be, until and including, but (unless the Company defaults in making the payment due upon repurchase) not after, the close of business on the Repurchase Date) to convert this Security (or any portion of the principal amount hereof that is an integral multiple of $1,000), into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100 of a share) of Common Stock of the Company at the rate of 116.9152 shares of Common Stock for each $1,000 principal amount of Security (or at the current adjusted rate if an adjustment has been made as provided below) (the "Conversion Rate") by surrender of this Security, duly endorsed or assigned to the Company or in blank to the Company at the Designated Office, accompanied by written notice to the Company that the holder hereof elects to convert this Security (or if less than the entire principal amount hereof is to be converted, specifying the portion hereof to be converted). Notwithstanding the foregoing, unless the holder of this Security notifies the Company to the contrary, such holder shall be deemed for all purposes to have converted this Security, subject only to surrender of this Security against delivery of the Shares and cash issuable upon such conversion (which surrender may take place before or after the date of such deemed conversion, without affecting the availability thereof), immediately prior to the close of business on March 21, 2006, if the Closing Price of the Common Stock on the immediately preceding Trading Day exceeds 115% of the Conversion Price. Subject to Section 2(b) below, no payment or adjustment is to be made on conversion for dividends on the Common Stock issued on conversion hereof. No fractions of shares or scrip representing fractions of shares will be issued on conversion, but instead of any fractional interest, the Company shall pay a cash adjustment, computed on the basis of the Closing Price of the Common Stock on the date of conversion, or, at its option, the Company shall round up to the next higher whole share.

        Notwithstanding any other provision of this Security, the Company shall, if the holder so elects, deliver the shares of Common Stock issuable upon conversion of this Security to any third party designated in writing by the holder.

        Notwithstanding the foregoing, no holder of this Security that is subject to the restrictions of Section 4 of the Bank Holding Company Act of 1956, as amended (the "BHCA") (a "BHCA Person") shall have the right to convert this Security if, after giving effect to such conversion, the BHCA Person and its affiliates and transferees would own or be deemed to own shares of Common Stock in excess of either the maximum number of shares of Common Stock which the BHCA Person is permitted to own under the BHCA and the regulations of the Board of Governors of the Federal Reserve System thereunder or such lower number as the relevant BHCA Person may have requested in writing to the Company. Any Security held by an assignee or transferee of a holder subject to the restriction on conversion in this paragraph shall continue to be subject to the same restriction on conversion unless such Security was assigned or transferred
(i) to the public in an offering registered under the Securities Act, (ii) in a transaction pursuant to Rule 144 or 144A under the Securities Act in which no person acquires Securities convertible into more than 2% of the outstanding Common Stock, (iii) in a single transaction to a third party who acquires a majority of the Common Stock without regard to the conversion of any Security so transferred or, (iv) in any other manner permitted under the BHCA. The Company may rely on the representation of the relevant BHCA Person that a transfer has been made in a manner which permits conversion of such Security.

        The holder of this Security, by acceptance thereof, shall be deemed to have agreed to the foregoing restriction on transfers.

               (b) The Conversion Rate shall be subject to adjustments from time to time as follows:

                      (1) In case the Company shall pay or make a dividend or other distribution on any class of capital stock of the Company payable in shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the Determination Date for such dividend or other distribution shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of

CONFIDENTIAL TREATMENT--EDITED COPY

Common Stock outstanding at the close of business on such Determination Date and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following such Determination Date. For the purposes of this paragraph (1), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company or issuable upon the exercise or conversion of outstanding options, warrants or other securities but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

                      (2) Subject to the last sentence of paragraph (7) of this
Section 2(b), in case the Company shall issue rights, options or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided in paragraph (8) of this Section 2(b)) of the Common Stock on the Determination Date for such distribution, the Conversion Rate in effect at the opening of business on the day following such Determination Date shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on such Determination Date plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on such Determination Date plus the number of shares of Common Stock so offered for subscription or purchase, such increase to become effective immediately after the opening of business on the day following such Determination Date. For the purposes of this paragraph (2), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company or issuable upon the exercise or conversion of outstanding options, warrants or other securities but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not issue any rights, options or warrants in respect of shares of Common Stock held in the treasury of the Company.

                      (3) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                      (4) Subject to the last sentence of paragraph (7) of this
Section 2(b), in case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class of capital stock, or other property (including securities, but excluding
(i) any rights, options or warrants referred to in paragraph (2) of this Section 2(b), (ii) any dividend or distribution paid exclusively in cash, (iii) any dividend or distribution referred to in paragraph (1) of this Section 2(b) and
(iv) any merger or consolidation to which Section 2(h) applies), the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on the Determination Date for such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (8) of this Section 2(b)) of the Common Stock on such Determination Date less the then fair market value (as determined in good faith by the Board of Directors of the Company) of the portion of the assets, shares or evidences of indebtedness so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following such Determination Date. If the Board of Directors determines the fair market value of any distribution for purposes of this paragraph (4) by reference to the actual or when issued trading market for any securities constituting such distribution, it must in doing so consider the prices in such market over the same period used in computing the current market price per share pursuant to paragraph (8) of this Section 2(b).

                      (5) In case the Company shall, by dividend or otherwise, make a Cash Distribution, then, and in each such case, immediately after the close of business on the Determination Date for such Cash

CONFIDENTIAL TREATMENT--EDITED COPY

Distribution, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on such Determination Date by a fraction (a) the numerator of which shall be equal to the current market price per share (determined as provided in paragraph (8) of this Section 2(b)) of the Common Stock on such Determination Date less an amount equal to the quotient of (1) the amount of such Cash Distribution divided by (2) the number of shares of Common Stock outstanding on such Determination Date and (b) the denominator of which shall be equal to the current market price per share (determined as provided in paragraph (8) of this Section 2(b)) of the Common Stock on such Determination Date.

                      (6) In case the Company or any Subsidiary shall make an Excess Purchase Payment, then, and in each such case, immediately prior to the opening of business on the day after the tender offer in respect of which such Excess Purchase Payment is to be made expires, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on the Determination Date for such tender offer by a fraction (a) the numerator of which shall be equal to the current market price per share (determined as provided in paragraph 8) of this Section 2(b)) of the Common Stock on such Determination Date less an amount equal to the quotient of (A) the Excess Purchase Payment divided by (B) the number of shares of Common Stock outstanding (including any tendered shares) as of the Determination Date less the number of all shares validly tendered and not withdrawn as of the Determination Date and
(b) the denominator of which shall be equal to the current market price per share (determined as provided in paragraph (8) of this Section 2(b)) of the Common Stock as of such Determination Date.

                      (7) (The reclassification of Common Stock into securities other than Common Stock (other than any reclassification upon a consolidation or merger to which Section 2(h) applies) shall be deemed to involve (a) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be the Determination Date), and (b) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective", as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of paragraph (3) of this Section 2(b)). Rights or warrants issued by the Company to all holders of its Common Stock entitling the holders thereof to subscribe for or purchase shares of Common Stock, which rights or warrants (i) are deemed to be transferred with such shares of Common Stock, (ii) are not exercisable and
(iii) are also issued in respect of future issuances of Common Stock, in each case in clauses (i) through (iii) until the occurrence of a specified event or events ("Trigger Event"), shall for purposes of this Section 2(b) not be deemed issued until the occurrence of the earliest Trigger Event.

                      (8) For the purpose of any computation under paragraphs
(2), (4), (5) or (6) of this Section 2(b), the current market price per share of Common Stock on any date shall be calculated by the Company and be deemed to be the average of the daily Closing Prices for the five consecutive Trading Days commencing seven Trading Days before the earlier of (i) the day in question and
(ii) the day before the "ex" date with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term "ex date", when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way in the applicable securities market or on the applicable securities exchange without the right to receive such issuance or distribution.

                      (9) No adjustment in the Conversion Rate shall be required unless such adjustment (plus any adjustments not previously made by reason of this paragraph (9)) would require an increase or decrease of at least one-half of one percent in such rate; provided, however, that any adjustments which by reason of this paragraph (9) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 2 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

                      (10) The Company may make such increases in the Conversion Rate, for the remaining term of the Securities or any shorter term, in addition to those required by paragraphs (1), (2), (3), (4), (5) and (6) of this Section 2(b), as it considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes.

CONFIDENTIAL TREATMENT--EDITED COPY

               (c) Whenever the Conversion Rate is adjusted as provided in
Section 2(b), the Company shall compute the adjusted Conversion Rate in accordance with Section 2(b) and shall prepare a certificate signed by the chief financial officer of the Company setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, and shall promptly deliver such certificate to the holder of this Security.

               (d) In case:

                      (1) the Company shall declare a dividend or other distribution on its Common Stock payable (i) otherwise than exclusively in cash or (ii) exclusively in cash in an amount that would require any adjustment pursuant to Section 2(b); or

                      (2) the Company shall authorize the granting to the holders of its Common Stock of rights, options or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

                      (3) of any reclassification of the Common Stock of the Company, or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance, sale, transfer or lease of all or substantially all of the assets of the Company; or

                      (4) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

                      (5) the Company or any Subsidiary shall commence a tender offer for all or a portion of the Company's outstanding shares of Common Stock (or shall amend any such tender offer);

then the Company shall cause to be delivered to the holder of this Security, at least 20 days (or 10 days in any case specified in clause (1) or (2) above) prior to the applicable record, expiration or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, options or warrants are to be determined, (y) the date on which the right to make tenders under such tender offer expires or (z) the date on which such reclassification, consolidation, merger, conveyance, transfer, sale, lease, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, conveyance, transfer, sale, lease, dissolution, liquidation or winding up. Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings described in clauses (1) through (5) of this Section 2(d).

               (e) The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of the Security, the full number of shares of Common Stock then issuable upon the conversion of this Security.

               (f) Except as provided in the next sentence, the Company will pay any and all taxes and duties that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of the Security. The Company shall not, however, be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the holder of this Security, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

               (g) The Company agrees that all shares of Common Stock which may be delivered upon conversion of the Security, upon such delivery, will have been duly authorized and validly issued and will be fully paid and nonassessable (and shall be issued out of the Company's authorized but unissued Common Stock) and, except as provided in Section 2(f), the Company will pay all taxes, liens and charges with respect to the issue thereof.

CONFIDENTIAL TREATMENT--EDITED COPY

               (h) In case of any consolidation of the Company with any other person, any merger of the Company into another person or of another person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company) or any conveyance, sale, transfer or lease of all or substantially all of the properties and assets of the Company, the person formed by such consolidation or resulting from such merger or which acquires such properties and assets, as the case may be, shall execute and deliver to the holder of this Security a supplemental agreement providing that such holder have the right thereafter, during the period this Security shall be convertible as specified in
Section 2(a), to convert this Security only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease (including any Common Stock retainable) by a holder of the number of shares of Common Stock of the Company into which this Security might have been converted immediately prior to such consolidation, merger, conveyance, sale, transfer or lease, assuming such holder of Common Stock of the Company (i) is not a person with which the Company consolidated, into which the Company merged or which merged into the Company or to which such conveyance, sale, transfer or lease was made, as the case may be (a "Constituent Person"), or an Affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer, or lease is not the same for each share of Common Stock of the Company held immediately prior to such consolidation, merger, conveyance, sale, transfer or lease by others than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-electing Share"), then for the purpose of this Section 2(h) the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease by the holders of each Non-electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-electing Shares). Such supplemental agreement shall provide for adjustments which, for events subsequent to the effective date of such supplemental agreement, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2. The above provisions of this Section 2(h) shall similarly apply to successive consolidations, mergers, conveyances, sales, transfers or leases. In this paragraph, "securities of the kind receivable" upon such consolidation, merger, conveyance, transfer, sale or lease by a holder of Common Stock means securities that, among other things, are registered and transferable under the Securities Act, and listed and approved for quotation in all securities markets, in each case to the same extent as such securities so receivable by a holder of Common Stock.

               (i) The Company (i) will effect all registrations with, and obtain all approvals by, all governmental authorities that may be necessary under any United States Federal or state law (including the Securities Act of 1933, the Securities Exchange Act of 1934 and state securities and Blue Sky laws) for the shares of Common Stock issuable upon conversion of this Security to be lawfully issued and delivered as provided herein, and thereafter publicly traded (if permissible under such Securities Act) and qualified or listed as contemplated by clause (ii) (it being understood that the Company shall not be required to register the Common Stock issuable on conversion hereof under the Securities Act, except pursuant to the Registration Rights Agreement between the Company and the initial holder of this Security); and (ii) will list the shares of Common Stock required to be issued and delivered upon conversion of Securities, prior to such issuance or delivery, on each national securities exchange on which outstanding Common Stock is listed or quoted at the time of such delivery, or if the Common Stock is not then listed on any securities exchange, to qualify the Common Stock for quotation on the Nasdaq National Market or such other inter-dealer quotation system, if any, on which the Common Stock is then quoted.

               (j) For purposes hereof:

        "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control", when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Cash Distribution" means the distribution by the Company to all holders of its Common Stock of cash, other than any cash that is distributed upon a merger or consolidation to which Section 2(h) applies or as part of a distribution referred to in paragraph (4) of Section 2(b).

CONFIDENTIAL TREATMENT--EDITED COPY

        "Closing Price" means, with respect to the Common Stock of the Company, for any day, the reported last sale price per share on the Nasdaq National Market, or, if the Common Stock is not admitted to trading on the Nasdaq National Market, on the principal national securities exchange or inter-dealer quotation system on which the Common Stock is listed or admitted to trading, or if not admitted to trading on the Nasdaq National Market, or listed or admitted to trading on any national securities exchange or inter-dealer quotation system, the closing bid price per share in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose.

        "Common Stock" means the Common Stock, no par value, of the Company authorized at the date of this instrument as originally executed. Subject to the provisions of Section 2(h), shares issuable on conversion or repurchase of this Security, or in payment of the principal hereof at maturity, shall include only shares of Common Stock or shares of any class or classes of common stock resulting from any reclassification or reclassifications thereof; provided, however, that if at any time there shall be more than one such resulting class, the shares so issuable on conversion of this Security shall include shares of all such classes, and the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

        "Determination Date" means, in the case of a dividend or other distribution, including the issuance of rights, options or warrants, to all shareholders, the date fixed for the determination of shareholders entitled to receive such dividend or other distribution and, in the case of a tender offer, the last time that tenders could have been made pursuant to such tender offer.

        "Excess Purchase Payment" means the product of (A) the excess, if any, of (i) the amount of cash plus the fair market value (as determined in good faith by the Company's Board of Directors) of any non-cash consideration required to be paid with respect to one share of Common Stock acquired or to be acquired in a tender offer made by the Company or any subsidiary of the Company for all or any portion of the Common Stock over (ii) the current market price per share as of the last time that tenders could have been made pursuant to such tender offer and (B) the number of shares validly tendered and not withdrawn as of the Determination Date in respect of such tender offer.

        "Trading Day" means (i) if the Common Stock is admitted to trading on the Nasdaq National Market or any other system of automated dissemination of quotations of securities prices, a day on which trades may be effected through such system; (ii) if the Common Stock is listed or admitted for trading on the New York Stock Exchange or any other national securities exchange, a day on which such exchange is open for business; or (iii) if the Common Stock is not admitted to trading on the Nasdaq National Market or listed or admitted for trading on any national securities exchange or any other system of automated dissemination of quotation of securities prices, a day on which the Common Stock is traded regular way in the over-the-counter market and for which a closing bid and a closing asked price for the Common Stock are available.

        3.     Right to Require Repurchase.

               (a) In the event that a Change in Control (as hereinafter defined) shall occur, then the holder of this Security shall have the right, at such holder's option, to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, this Security, or any portion of the principal amount hereof that is equal to $1,000 or any integral multiple thereof, on the date (the "Repurchase Date") that is 15 Trading Days after the date on which the Company gives notice of such Change of Control to the holder of this Security, at a purchase price equal to the Repurchase Price. At the option of the Company, the Repurchase Price may be paid in cash or, subject to the fulfillment by the Company of the conditions set forth in Section 3(b), by delivery of shares of Common Stock having a fair market value equal to the Repurchase Price as described in Section 3(b). The Company agrees to give the holder of this Security notice of any Change in Control, by facsimile transmission confirmed in writing by overnight courier service, promptly and in any event within two Trading Days of the occurrence thereof.

               (b) The Company may elect to pay the Repurchase Price by delivery of shares of Common Stock pursuant to Section 3(a), if and only if the following conditions have been satisfied:

                      (1) The shares of Common Stock deliverable in payment of the Repurchase Price shall have a fair market value as of the Repurchase Date of not less than the Repurchase Price. For purposes of this

CONFIDENTIAL TREATMENT--EDITED COPY

Section 3(b), the fair market value of shares of Common Stock shall be equal to the average of the Closing Prices for the five consecutive Trading Days ending on and including the third Trading Day immediately preceding the Repurchase Date;

                      (2) The shares of Common Stock to be issued upon repurchase of this Security shall have been registered for resale by the holder upon issuance pursuant to an effective registration statement under the Securities Act of 1933, all in accordance with the Registration Rights Agreement;

                      (3) If any shares of Common Stock to be issued upon repurchase of this Security require registration with or approval of any governmental authority under any State law or any other Federal law before such shares may be validly issued or delivered upon repurchase, such registration shall have been completed, have become effective and such approval shall have been obtained, in each case, prior to the Repurchase Date;

                      (4) The shares of Common Stock deliverable in payment of the Repurchase Price shall have been approved for quotation in the Nasdaq National Market or listed on a national securities exchange immediately prior to the Repurchase Date;

                      (5) All shares of Common Stock deliverable in payment of the Repurchase Price shall be issued out of the Company's authorized but unissued Common Stock and will, upon issue, be duly and validly issued and fully paid and non-assessable and free of any preemptive rights; and

                      (6) The Company shall have delivered to the holder, prior to the Repurchase Date, an undertaking of the Company in the form attached as Annex A hereto.

        Notwithstanding any other provision of this Security, the Company shall, if the holder so elects, deliver the shares of Common Stock issuable pursuant to this Section 3 to any third party designated by the holder.

        If all of the conditions set forth in this Section 3(b) are not satisfied in accordance with the terms thereof, the Repurchase Price shall be paid by the Company only in cash.

               (c) To exercise a repurchase right, the holder shall deliver to the Company on or before the 10th day prior to the Repurchase Date, together with this Security, written notice of the holder's exercise of such right, which notice shall set forth the name of the holder, the principal amount of this Security to be repurchased (and, if this Security is to be repurchased in part, the portion of the principal amount thereof to be repurchased and the name of the person in which the portion thereof to remain outstanding after such repurchase is to be registered) and a statement that an election to exercise the repurchase right is being made thereby, and, in the event that the Repurchase Price shall be paid in shares of Common Stock, the name or names (with addresses) in which the certificate or certificates for shares of Common Stock shall be issued. Such written notice shall be irrevocable, except that the right of the holder to convert this Security (or the portion hereof with respect to which the repurchase right is being exercised) shall continue until the close of business on the Repurchase Date (or if the Company elects to pay the Repurchase Price by delivery of shares of Common Stock, until the close of business on the Trading Day immediately preceding the first delivery of Common Stock in respect thereof).

               (d) In the event a repurchase right shall be exercised in accordance with the terms hereof, the Company shall pay or cause to be paid to the holder the Repurchase Price in cash or shares of Common Stock, as provided above, on or prior to the Repurchase Date.

               (e) If this Security (or portion thereof) is surrendered for repurchase and is not so paid on the Repurchase Date, the principal amount of this Security (or such portion hereof, as the case may be) shall, until paid, bear interest to the extent permitted by applicable law from the Repurchase Date at the rate of 20.0% per annum, payable in cash, and shall remain convertible into Common Stock until the principal of this Security (or portion thereof, as the case may be) shall have been paid or duly provided for.

               (f) If this Security is to be repurchased only in part, it shall be surrendered to the Company at the Designated Office (with, if the Company so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company duly executed by, the holder hereof or his attorney duly authorized in writing), and the Company shall execute and make available for delivery to the holder without service charge, a new Security

CONFIDENTIAL TREATMENT--EDITED COPY

or Securities, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Security so surrendered.

               (g) Any issuance of shares of Common Stock in respect of the Repurchase Price shall be deemed to have been effected immediately prior to the close of business on the Repurchase Date and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such repurchase shall be deemed to have become on the Repurchase Date the holder or holders of record of the shares represented thereby; provided, however, that any surrender for repurchase on a date when the stock transfer books of the Company shall be closed shall constitute the person or persons in whose name or names the certificate or certificates for such shares are to be issued as the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open. Subject to Section 2(b), no payment or adjustment shall be made for dividends or distributions on any Common Stock issued upon repurchase of this Security declared prior to the Repurchase Date.

               (h) No fractions of shares shall be issued upon repurchase of this Security. Instead of any fractional share of Common Stock which would otherwise be issuable on the repurchase of this Security, the Company will deliver to the holder its check for the current market value of such fractional share. The current market value of a fraction of a share shall be determined by multiplying the current market price of a full share by the fraction, and rounding the result to the nearest cent.

               (i) Any issuance and delivery of certificates for shares of Common Stock on repurchase of this Security shall be made without charge to the holder of this Security for such certificates or for any tax or duty in respect of the issuance or delivery of such certificates or the securities represented thereby; provided, however, that the Company shall not be required to pay any tax or duty which may be payable in respect of any transfer involved in the issuance or delivery of certificates for shares of Common Stock in a name other than that of the holder of this Security, and no such issuance or delivery shall be made unless and until the person requesting such issuance or delivery has paid to the Company the amount of any such tax or duty or has established, to the satisfaction of the Company, that such tax or duty has been paid.

               (j) For purposes of this Section 3:

                      (1) the term "beneficial owner" shall be determined in accordance with Rule 13d-3 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934;

                      (2) a "Change in Control" shall be deemed to have occurred at the time, after the original issuance of this Security, of:

                             (i) the acquisition by any person of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of capital stock of the Company entitling such person to exercise 33J% or more of the total voting power of all shares of capital stock of the Company entitled to vote generally in the elections of directors (any shares of voting stock of which such person is the beneficial owner that are not then outstanding being deemed outstanding for purposes of calculating such percentage) other than any such acquisition by the Company or any employee benefit plan of the Company; or

                             (ii) any consolidation or merger of the Company with or into, any other person, any merger of another person with or into the Company, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the assets of the Company to another person (other than (a) any such transaction (x) which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock and (y) pursuant to which holders of Common Stock immediately prior to such transaction have the entitlement to exercise, directly or indirectly, [****] or more of the total voting power of all shares of capital stock entitled to vote generally in the election of directors of the continuing or surviving person immediately after such transaction and (b) any merger which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock into solely shares of common stock);

CONFIDENTIAL TREATMENT--EDITED COPY

                      (3) the "current market" price of a share of Common Stock shall be the Closing Price of the Common Stock on the Trading Day immediately preceding the Repurchase Date.

                      (4) "Repurchase Price" means, (a) in connection with any Change of Control involving a Stock Merger, 105% of the principal amount of this Security to be repurchased pursuant to this Section 3, and (b) in connection with any other Change of Control, the greater of (x) 120% of the principal amount of this Security to be repurchased pursuant to this Section and (y) the amount determined pursuant to the following formula:

         [****]   =   [****]

        where R   =   the Repurchase Price;
              P   =   the principal amount of this Security to be repurchased;
             CR   =   the Conversion Rate in respect of this Security; and
              M   =   the current market price of the Common Stock.

                      (5) "Stock Merger" means any merger or consolidation of the Company with or into another entity in which holders of Common Stock immediately prior to such transaction receive, in respect of such Common Stock, consideration not less than 80% of which by value consists of common equity securities listed on a U.S. national securities exchange or traded on the NASDAQ National Market System.

        4.     Events of Default.

               (a) "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                      (1) default by the Company in the performance of its obligations in respect of any conversion of this Security (or any portion hereof) in accordance with Section 2; or

                      (2) failure by the Company to give any notice of a Change of Control required to be delivered in accordance with Section 3(a); or

                      (3) default in the performance, or breach, of any material covenant or warranty of the Company herein (other than a covenant or warranty a default in the performance or breach of which is specifically dealt with elsewhere in this Section 4(a)) and continuance of such default or breach for a period of 30 days after there has been given, by registered or certified mail, to the Company by the holder of this Security a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                      (4) a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company, or under any agreement, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company, with a principal amount then outstanding in excess of $1,000,000, whether such indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay the principal of such indebtedness (in whole or in any part greater than $1,000,000) when due and payable or shall have resulted in such indebtedness (in whole or in any part greater than $1,000,000) becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 15 days after there shall have been given, by registered or certified mail, to the Company by the holder of this Security a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder; or

CONFIDENTIAL TREATMENT--EDITED COPY

                      (5) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

                      (6) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or similar relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

               (b) If an Event of Default (other than an Event of Default specified in Section 4(a)(5) or 4(a)(6)) occurs and is continuing, then in every such case the holder of this Security may declare the principal hereof to be due and payable immediately, by a notice in writing to the Company, and upon any such declaration such principal become immediately due and payable. If an Event of Default specified in Section 4(a)(5) or 4(a)(6) occurs and is continuing, the principal of, and accrued interest on, this Security shall ipso facto become immediately due and payable without any declaration or other act of the holders.

               (c) The Company will give the holder of this Security notice, within two Trading Days of the occurrence thereof, of any Event of Default or any event that, with the giving of notice or passage of time or both, would become an Event of Default. Such notice shall be given by facsimile transmission confirmed in writing by overnight courier service.

        5.     Consolidation, Merger, Etc.

               (a) The Company shall not consummate a consolidation with or merger into any other person or, directly or indirectly, the conveyance, transfer, sale or lease of all or substantially all of its properties and assets to any person, and the Company shall not permit any person to consummate a consolidation with or merger into the Company or, directly or indirectly, the conveyance, transfer, sale or lease all or substantially all of its properties and assets to the Company, unless:

                      (1) in case the Company shall consolidate with or merge into another person or convey, transfer, sell or lease all or substantially all of its properties and assets to any person, the person formed by such consolidation or into which the Company is merged or the person which acquires by conveyance, transfer or sale, or which leases, all or substantially all the properties and assets of the Company shall be a corporation, limited liability company, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an agreement supplemental hereto, executed and delivered to the holder of this Security in form reasonably satisfactory to the holder, the due and punctual payment of the principal of (and premium, if any) and any interest on this Security and the performance or observance of every covenant of this Security on the part of the Company to be performed or observed, including the conversion rights provided herein (which shall thereafter relate to common stock of such successor, on a basis reasonably designed to preserve the economic value to the holder of this Security of such conversion rights);

                      (2) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or a subsidiary of the Company as a result of such transaction as having been incurred by the Company or such subsidiary of the Company at the time of such transaction, no Event

CONFIDENTIAL TREATMENT--EDITED COPY

of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

                      (3) the Company has delivered to the holder of this Security an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer, sale or lease and, if a supplemental agreement is required in connection with such transaction, such supplemental agreement, comply with this Section in all material respects and that all conditions precedent herein provided for relating to such transaction have been complied with in all material respects.

               (b) Upon any consolidation of the Company with, or merger of the Company into, any other person or any conveyance, transfer, sale or lease of all or substantially all of the properties and assets of the Company in accordance with Section 5(a), the successor person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer, sale or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Security with the same effect as if such successor person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor person shall be relieved of all obligations and covenants under this Security.

        6.     Other.

               (a) No provision of this Security shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest, if any, on this Security at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Security as herein provided.

               (b) The Company will give prompt written notice to the holder of Security of any change in the location of the Designated Office. Any notice to the Company or to the holder of this Security shall be given in the manner set forth in the Option Agreement, dated as of February 16, 2001, between the Company and the Purchaser named therein (the "Option Agreement"), provided that the holder of this Security, if not a party to the Option Agreement, may specify alternative notice instructions to the Company.

               (c) The transfer of this Security is registrable on the Security Register of the Company upon surrender of this Security for registration of transfer at the Designated Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. Such Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. No service charge shall be made for any such registration of transfer, but the Company may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith. Prior to due presentation of this Security for registration of transfer, the Company and any agent of the Company may treat the person in whose name this Security is registered as the owner thereof for all purposes, whether or not this Security be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

               (d) This Security shall be governed by and construed in accordance with the laws of the State of New York, United States of America.

        IN WITNESS WHEREOF, the Company has caused this Security to be duly executed under its corporate seal.

                                    SciClone Pharmaceuticals, Inc.


                                    By:
                                        ----------------------------------------
                                        Name:   Donald R. Sellers
                                        Title:  President and
                                                Chief Executive Officer

CONFIDENTIAL TREATMENT--EDITED COPY

                    ELECTION OF HOLDER TO REQUIRE REPURCHASE

        1. Pursuant to Section 3(a) of this Security, the undersigned hereby elects to have all or a portion of this Security repurchased by the Company.

        2. The undersigned hereby directs the Company to pay [choose one] (a) it or (b) Name: __________________; address: __________________; Social Security or
Other Taxpayer Identification Number, if any: ____________, an amount in cash or, at the Company's election, Common Stock valued as set forth in the Security, equal to the Repurchase Price, as provided herein.

                                         Dated:
                                                    ----------------------------

                                                    ----------------------------
                                                             Signature

Number of shares of Common Stock
owned by the holder and its affiliates:
                                                  ------------------------------

Principal amount to be repurchased
(an integral multiple of $1,000):
                                                  ------------------------------

Remaining principal amount following
such repurchase (not less than $1,000):
                                                  ------------------------------

NOTICE: The signature to the foregoing Election must correspond to the name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

                                CONVERSION NOTICE

        The undersigned holder of this Security hereby irrevocably exercises the option to convert this Security, or any portion of the principal amount hereof (which is an integral multiple of $1,000) below designated, into shares of Common Stock in accordance with the terms of this Security, and directs that such shares, together with a check in payment for any fractional share and any Security representing any unconverted principal amount hereof, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If shares of Common Stock or Securities are to be registered in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Dated:
          ------------------------
                                       -----------------------------------------
                                                        Signature

CONFIDENTIAL TREATMENT--EDITED COPY

If shares or Securities are to be registered in the name of a person other than the holder, please print such person's name and address:


--------------------------------------------------------------------------------
                                      Name


--------------------------------------------------------------------------------
                                     Address


--------------------------------------------------------------------------------
        Social Security or other Taxpayer Identification Number, if any


If only a portion of the Securities is to be converted, please indicate:

1.      Principal amount to be converted:

        $
          -----------------------------------

2. Principal amount and denomination of Security representing unconverted principal amount to be issued:

Amount:  $
          ---------------------------

Denominations: $________
(any integral multiple of $1,000)

CONFIDENTIAL TREATMENT--EDITED COPY

                                     Annex A
To: [name and address of holder]


SciClone Pharmaceuticals, Inc. (the "Company") is issuing this undertaking pursuant to Section [1(c)] [3(b)] of its Zero Coupon Convertible Note Due 2006 ("Note"). The Company is delivering herewith _____________ shares of its Common Stock in payment of the [principal amount][Repurchase Price] in respect of $___________ principal amount of the Note [, which Repurchase Price equals $___________]. In consideration of your purchase of the Note and acceptance of such shares, the Company undertakes to pay to you, promptly on demand, an amount in cash equal to the difference between such [principal amount][Repurchase Price] and the aggregate proceeds realized by you upon resale of such shares of Common Stock in the open market during the sixty days following the [Maturity Date of the Note][the Repurchase Date]. Such payment should be made promptly upon demand, against surrender of any shares of Common Stock previously delivered to you pursuant to Section [1(c)][3(b)] and then remaining unsold. The Company acknowledges that the manner of such resale shall be in your absolute discretion, and that your determination of the amount of such proceeds should be controlling.

                                         SciClone Pharmaceuticals, Inc.


                                         By:
                                              ----------------------------------
                                              Name:
                                              Title:

CONFIDENTIAL TREATMENT--EDITED COPY

                                                                        ANNEX II


                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1999, and each report filed by the Company pursuant to the Exchange Act after the filing of such Annual Report on Form 10-K (collectively, the "Exchange Act Reports") conforms in all material respects with the requirements of the Exchange Act and the rules and regulations of the Securities and Exchange Commission thereunder; and no such document, when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        (b) All the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights; the Shares initially issuable upon conversion of the Convertible Note have been duly and validly authorized and reserved for issuance out of the Company's authorized and unissued shares of Common Stock and, when issued and delivered in accordance with the provisions of the Convertible Note, will be duly and validly issued, fully paid and non-assessable and not subject to any preemptive or similar rights, and will conform in all material respects to the description of the Common Stock contained in the Exchange Act Reports; and any shares of Common Stock issuable in payment of the principal of the Convertible Note at maturity, or the Repurchase Price in respect of the Convertible Note upon repurchase in accordance with the terms thereof, or issuable upon exercise of the Option pursuant to this Agreement, have been duly and validly authorized and reserved for issuance out of the Company's authorized and unissued shares of Common Stock and, when issued and delivered in accordance with the provisions of the Convertible Note or this Agreement, as the case may be, will be duly and validly issued, fully paid and non-assessable and not subject to any preemptive or similar rights, and will conform in all material respects to the description of the Common Stock contained in the Exchange Act Reports;

        (c) The Option has been duly authorized and, when issued and delivered to this Agreement, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Company;

        (d) The Convertible Note has been duly authorized and, when issued and delivered pursuant to the Option, will have been duly executed, issued and delivered and will constitute a valid and legally binding obligation of the Company; and the Registration Rights Agreement has been duly authorized and, when executed and delivered by the parties thereto, will constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

        (e) The execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Option and the Convertible Note, compliance by the Company with all

CONFIDENTIAL TREATMENT--EDITED COPY

provisions hereof and thereof and the consummation of the transactions contemplated hereby and the issuance and delivery of the Option and the Convertible Note, and any shares of Common Stock issued in lieu of the Option Note, will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of its subsidiaries, or any material agreement, indenture or other instrument to which it or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective properties are bound, or violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Company, any of its subsidiaries or their respective property; and, except (i) as required pursuant to the Registration Rights Agreement, or (ii) for the disclosure required to be included in the Company's next Quarterly Report on Form 10-Q, when filed, pursuant to Item 2(c) of Form 10-Q or in a Report on Form 8-K, no consent, approval, authorization or order of or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Option and the Convertible Note by the Company and the consummation of the transactions contemplated hereby and thereby.

        (f) Except as otherwise set forth in the Exchange Act Reports, there are no material legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any of their respective property is the subject which, if determined adversely to the Company or its subsidiaries, might have a material adverse effect on the business, condition (financial or otherwise), shareholders' equity, properties, business prospects or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect"), and, to the Company's knowledge, no such proceedings are threatened or contemplated.

        (g) The Company is not, and the Company covenants that at any time when the Convertible Note is outstanding it will not be, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940, as amended.

        (h) When the Convertible Note is issued and delivered pursuant to this Agreement, the Convertible Note will not be of the same class (within the meaning of Rule 144A under the Securities Act of 1933) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

        (i) The Company is, and the Company covenants that while the Convertible
Note is outstanding it will remain, subject to Section 13 or 15(d) of the Exchange Act.

        (j) Neither the Company nor any person acting on its behalf has offered or sold the Convertible Note by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act.

CONFIDENTIAL TREATMENT--EDITED COPY


                                                                       ANNEX III

                           OPINION OF COMPANY COUNSEL

        (a) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority required to carry on its business as described in the Exchange Act Reports and to own, lease and operate its properties, except where the failure to have such power would not have a Material Adverse Effect on the Company.

        (b) All the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights under the Company's certificate of incorporation or bylaws or the statutory law of California or under any agreement or other instrument binding on the Company filed by the Company as an exhibit to the Exchange Act Reports.

        (c) The Shares initially issuable upon conversion of the Convertible Note have been duly authorized and reserved for issuance and when issued and delivered upon conversion in accordance with the provisions of the Convertible Note, will have been validly issued and will be fully paid and non-assessable, and the issuance of such Shares is not subject to any preemptive or similar rights under the Company's certificate of incorporation or bylaws or the statutory law of California or under any agreement or other instrument binding on the Company filed by the Company as an exhibit to the Exchange Act Reports.

        (d) The Shares initially issuable in payment of the principal of the Convertible Note at maturity, or the Repurchase Price in respect of the Convertible Note upon repurchase in accordance with the terms thereof, or issuable upon exercise of the Option pursuant to this Agreement, have been duly authorized and reserved for issuance and when so issued and delivered in accordance with the provisions of the Convertible Note or this Agreement, as the case may be, will have been validly issued and will be fully paid and non-assessable, and the issuance of such Shares is not subject to any preemptive or similar rights under the Company's certificate of incorporation or bylaws or the statutory law of California or under any agreement or other instrument binding on the Company filed by the Company as an exhibit to the Exchange Act Reports.

        (e) This Agreement has been duly authorized, executed and delivered by the Company.

        (f) The Option has been duly authorized, and when executed and delivered in accordance with the terms of this Agreement, will constitute a valid and legally binding obligation of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Convertible Note has been duly authorized, and when executed, and delivered in accordance with the Option, will constitute a valid and legally binding obligation of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer,

CONFIDENTIAL TREATMENT--EDITED COPY

reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

        (g) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; provided that such counsel need express no opinion with respect to Section 6 of such Agreement.

        (h) The authorized capital stock of the Company, including the Common Stock, conforms as to legal matters to the description thereof contained in the Exchange Act Reports.

        (i) Except (x) as required pursuant to the Registration Rights Agreement, or (y) for the disclosure required to be included in the Company's next Quarterly Report on Form 10-Q, when filed, pursuant to Item 2(c) of Form 10-Q, no consent, approval, authorization or order of or filing or registration with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Option and the Convertible Note by the Company and the consummation of the transactions contemplated by this Agreement and thereby.

        (j) The execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Option and the Convertible Note by the Company, compliance by the Company with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any agreement of the Company filed as an exhibit to the Exchange Act Reports, or violate or conflict with any laws, administrative regulations or, to our knowledge, any rulings or court decrees applicable to the Company or its properties, which violation or conflict is reasonably likely to have a Material Adverse Effect.

        (k) The Company is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940, as amended.